Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Independent Auditors” in this Registration Statement on Form S-4 and related Prospectus of First Midwest Bancorp, Inc. and First Midwest Capital Trust I and to the incorporation by reference therein of our report dated January 20, 2004, with respect to the consolidated financial statements of First Midwest Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

April 9, 2004